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Dohan and Company                                  7700 North Kendall Drive, 200
Certified Public Accountants                       Miami, Florida     33156-7564
A Professional Association                         Telephone      (305) 274-1366
                                                   Facsimile      (305) 274-1368
                                                   E-mail         info@uscpa.com
                                                   Internet        www.uscpa.com







                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 5, for Quorum Ventures, Inc. of our report dated October 12, 2004, relating to financial statements for the period from inception (February 2, 2004) to May 31, 2004..



/s/ Dohan and Company, P.A., CPA's

April 5, 2006